Exhibit 10.1

John Wilk

GeneralCounsel

jwilk@gamesquare.com

Dated as of December 31, 2025

Lou Schwartz

510 Valley Road

Atlanta, GA 30305

Re: Separation Agreement

Lou,

This separation agreement (the “Separation Agreement”) is made as of the date set for above between you (“Employee”) and GameSquare Holdings, Inc. (“Company”). Reference is made to the employment agreement between Employee and Company with an effective date of May 1, 2023 (the “Employment Agreement”). In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, when signed below, the parties agree as follows:

1. Early Termination. By mutual agreement of Company and Employee, the Term of the Employment Agreement will end, and the Employment Agreement shall terminate, on December 31, 2025 (the “Termination Date”), and Employee will simultaneously sign and deliver to Company the resignation letter annexed hereto as Exhibit A, and the Advisor Agreement annexed hereto as Exhibit B. Employee acknowledges that Company has validly exercised its right under Section 2.1 of the Employment Agreement not to further extend the Employment Agreement pursuant to the notice annexed hereto as Exhibit C, and that as a result of this Separation Agreement, the Employment Agreement will end on the Termination Date. In exchange for the Employee’s entry of this Separation Agreement, Company will:

a) pay consideration in the amount of Two Hundred Fifty Thousand Dollars ($250,000) to Schwartz & Associates, P.C., payable as follows: Seventy Thousand Dollars ($70,000) upon execution of this Separation Agreement and the remaining balance shall be paid in six (6) equal installments of Thirty Thousand Dollars ($30,000) each, payable on January 15, January 31, February 15, February 28, March 15, and March 30, 2026. All payments shall constitute fixed and unconditional obligations of the Company and shall not be subject to offset, discretion, continued service, advisory performance, or any other condition. All amounts payable pursuant to this Section shall be paid to Schwartz & Associates, P.C. and reported as non-employee compensation on IRS Form 1099, and not as wages to Employee,

b) accelerate, and vest the 174,324 RSUs under the second tranche of Employee’s July 12, 2025 LTIP RSU grant. Such RSUs shall be deemed earned and issued as of the Termination Date, with no further service, condition, or contingency required,

c) issue to Employee, within ten business days following the earlier of the date that Company amends its certificate of incorporation to increase the number of common shares it is authorized to issue or completes a reverse stock split, vested options to acquire 653,570 common shares of Company (to be proportionally reduced in the event of a reverse stock split) at an exercise price equal to the exercise price established for the option grants to be made to Company employees following such amendment or stock split in substitution for their cancelled 2025 LTIP option grants, with such options to have a five (5) year exercise period and be subject to the terms of the Company’s Incentive Plan; provided that if neither the increase in authorized shares or reversed stock split occurs before July 1, 2026, on July 1 2026, Company will issue the 653,570 options to Employee with an exercise price equal to the 5-day VWAP as of July 1, 2026 , and

d) reimburse Employe for nine months of COBRA expenses for the period commencing January 1, 2026, upon submission by Employee of documentation for such expenses,

e) indemnify Employee to the fullest extent permitted by the Delaware General Corporation Law for any and all claims, demands, actions, proceedings, or investigations arising out of or relating to Employee’s service as an officer or director of the Company or its affiliates, including, without limitation, the currently pending shareholder litigation naming Employee as a defendant, and shall advance legal fees and expenses as incurred, and

f) enter into the Advisor Agreement with Employee annexed hereto as Exhibit B.

2. Non-Disparagement. From and after the date hereof, the parties agree not to make, and Company shall cause its affiliated entities not to make, and shall not authorize, or direct others to make, disparaging remarks, written or verbal, intended to adversely affect or having a foreseeable result of adversely affecting the business or reputation of the other. Notwithstanding the foregoing, a Party may respond accurately and fully to any question, inquiry or request for information as may be required by legal process, law, or regulation.

3. Waiver and Release of Claims. (a) Employee hereby waives and forever releases, discharges and forgives the Company, its parent and subsidiary companies, related and affiliated companies, and their respective successors and assigns, and any and all of their past and present partners, shareholders, officers, directors, agents, representatives and employees (collectively, “Releasees”) from any and all claims, causes of action, liabilities, payments or damages of any nature whatsoever, whether now known or claimed, which the Employee had, has or may have against any or all of the Releasees for or by reason of any cause or subject matter, existing, arising or accruing at any time up to the date of this Separation Agreement (collectively “Claims”), including, by way of example and without limiting the broadest possible lawful application of this waiver and general release of all Claims: any alleged violation of Title VII of the Civil Rights Act of 1964, as amended; 42 U.S.C. §Section 1981, as amended; The Age Discrimination in Employment Act of 1967, as amended; The Older Workers Benefit Protection Act; The Americans With Disabilities Act, as amended; The Family and Medical Leave Act, as amended; the Georgia Age Discrimination Act, the Georgia Fair Employment Practices Act, as amended; any other federal, state or local civil or human rights law; any other local, state or federal law, regulation or ordinance; any actions, causes of action or claims for discharge or wrongful dismissal, or for discrimination or harassment on the basis of any legally protected factor or characteristic such as, without limitation, age, race, creed, color, gender, national origin, religion, veteran status, marital status, sexual orientation, disability or perceived disability, retaliation or otherwise; any claims, asserted benefits or rights arising by or under any benefit plan, contract or implied contract; any claims of injury, harm, damages or tortious conduct; and any claims for additional severance pay, other payments or benefits, stock options or ownership, sick pay or vacation pay, or other compensation of any kind; provided, that nothing herein waives or releases Employee’s rights, if any, to: accrued vested 401(k) benefits, if applicable; vested employee equity awards, if applicable, and in accordance with the terms of the Company’s equity incentive plan; COBRA health care continuation coverage, if applicable; reimbursement of actual and reasonable business expenses incurred through Employee’s last day of service, if any (if submitted within 30 days and in accordance with Company policy); Employee’s final regular weekly paycheck for time worked; or to Employee’s rights to enforce the terms of this Separation Agreement.

(b) Company hereby waives and forever releases, discharges and forgives the Employee from any and all claims, causes of action, liabilities or damages of any nature whatsoever, whether or not now known or claimed, suspected or unsuspected, which the Company (including its affiliates) had, has or may have against Employee for or by reason of any cause or subject matter existing, arising or accruing at any time up to the date of this Separation Agreement, excluding any matters for which indemnification or waiver is prohibited by applicable law.

2

(c) Employee will have twenty one (21) days to consider this Separation Agreement and may, for a period of seven (7) days following the date that Employee executes this Separation Agreement, revoke this Separation Agreement upon written notice stating “I revoke the December 31, 2025 Separation Agreement between Company and me,” mailed to the Company to the attention of its General Counsel at the following address: GameSquare, 6775 Cowboys Way, Suite 1335, Frisco, TX 75034, postmarked within such seven-day period. If the last day of the revocation period is a Saturday, Sunday or legal holiday in Georgia, the period will not expire until the next day that is not a Saturday, Sunday or legal holiday. If Employee revokes this Separation Agreement, then this Separation Agreement, including the consideration to be paid by Company in Section 1 hereof, the Advisor Agreement, and the termination of the Employment Agreement, will be deemed a null and void, and the Employment Agreement will be revived and continue in full force and effect as if not terminated herein until its April 30, 2026 termination date. Employee acknowledges that Employee is entering this Separation Agreement voluntarily and not in reliance on any other agreements, representations or inducements, except as same are expressly set forth herein.

6. Amendment and Severability. This Separation Agreement shall be governed by the law of the State of Georgia and may not be modified or changed except upon express written consent of both parties. Should any clause or provision of this Separation Agreement be held void or unenforceable, such clause or provision shall be severed and the remainder shall be enforced, giving maximum lawful effect to the release and waiver provisions set forth herein.

7. Cooperation. For a period of three (3) years following the last date of employment, Employee agrees to cooperate with the Company as reasonably requested by accurately, fully and truthfully responding to questions, providing documents, attending meetings, depositions, governmental proceedings and court hearings, and by cooperating with the Company’s accountants, legal counsel and expert consultants with respect to any investigations, claims, litigation or business, accounting, audit, legal or regulatory issues about which Employee has knowledge of relevant facts. The Company agrees to reimburse Employee for reasonable out-of-pocket expenses actually incurred for travel, meals and lodging, in accordance with the Company’s then existing policies, for providing cooperation specifically requested by Employer. Nothing herein shall be construed as prohibiting, interfering with or otherwise obstructing Employee’s obligation to testify truthfully in response to a subpoena or in connection with any governmental agency inquiry, investigation or proceeding.

8. Confidentiality. Employee acknowledges that the restrictions on Confidential Information contained in the Employment Agreement survive the termination thereof, and Employee agrees to keep the terms of this Separation Agreement confidential, personal advisors excepted, unless the terms hereof are disclosed by Company; provided that nothing herein shall prevent Employee from disclosing such terms as necessary to enforce this agreement.

9. Non-Admission of Wrongdoing. Employee agrees that neither this Separation Agreement nor the furnishing of the consideration for this Separation Agreement shall be deemed or construed at anytime for any purpose as an admission by the Company of any liability or unlawful conduct of any kind.

10. Non-Interference. Notwithstanding anything to the contrary set forth in this Separation Agreement or in any other agreement between Employee and the Company, nothing in this Separation Agreement or in any other agreement shall limit Employee’s ability, or otherwise interfere with Employee’s rights, to (a) file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local governmental agency or commission (each a “Government Agency”); (b) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company; (c) receive an award for information provided to any Government Agency; or (d) engage in activity specifically protected by Section 7 of the National Labor Relations Act, or any other federal or state statute or regulation.

Nothing in this Separation Agreement, including any confidentiality or non-disparagement provision, shall limit or interfere with Employee’s ability to defend himself, cooperate with counsel, provide truthful testimony, or participate in discovery or other proceedings in connection with any pending or future legal action, including any civil litigation in which Employee is a party.

11. Section 409A. Notwithstanding anything to the contrary in this Separation Agreement, the parties intend that this Separation Agreement shall comply with Section 409A of the Internal Revenue Code of 1986 as amended, to the extent applicable, and this Separation Agreement shall be interpreted in a manner consistent with such intent. To the extent that any benefit under this Separation Agreement is determined to be subject to Section 409A of the Code, in no event shall the Company or any of its affiliates, or any director, officer, employee, delegate, agent or representative thereof, be responsible for any tax, penalty or other liability arising from a violation of Section 409A.

3

12. Return of Property. By the Termination Date, the Employee must preserve and return all Employer property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files and storage devices, physical files, and any other Employer property in the Employee’s possession, including, without limitation, any communications on personal devices used in connection with Employee’s performance of services for Employer.

EMPLOYEE HAS BEEN ADVISED THAT EMPLOYEE HAS AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS SEPARATION AGREEMENT AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS SEPARATION AGREEMENT. EMPLOYEE UNDERSTANDS AND AGREES THAT, (I) THIS SEPARATION AGREEMENT IS WRITTEN IN A MANNER THAT EMPLOYEE UNDERSTANDS; (II) EMPLOYEE DOES NOT RELEASE OR WAIVE RIGHTS OR CLAIMS THAT MAY ARISE AFTER EMPLOYEE SIGNS THIS SEPARATION AGREEMENT; AND (III) EMPLOYEE WAIVES RIGHTS AND CLAIMS EMPLOYEE MAY HAVE HAD UNDER THE OWBPA AND THE ADEA, BUT ONLY IN EXCHANGE FOR PAYMENTS AND/OR BENEFITS IN ADDITION TO ANYTHING OF VALUE TO WHICH EMPLOYEE IS ALREADY ENTITLED.

EACH PARTY AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS SEPARATION AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

Sincerely,

GameSquare Holdings, Inc.

/s/ John Wilk
John Wilk
General Counsel

Accepted and Agreed:

/s/ Lou Schwartz
Lou Schwartz
Signed as of December 31, 2025

4

Exhibit A

Lou Schwartz

510 Valley Road

Atlanta, GA 30305

Dated as of December 31, 2025

Board of Directors

GameSquare Holdings, Inc.

6775 Cowboys Way, Suite 1335

Frisco, TX 75034

Re: Resignation of Director and Officer Positions

Dear Board

I hereby tender and confirm my resignation, effective as of December 31, 2025, from all of my positions as a director and officer of GameSquare Holdings, Inc., and any and all of its subsidiaries and affiliated entities.

This resignation is voluntary, is not the result of any disagreement with the Company, the Board, or management on any matter relating to the Company’s operations, policies, or practices, and is tendered in connection with the transition contemplated by the Separation Agreement between the Company and me.

Nothing in this resignation is intended to, nor shall it, waive or limit any rights I may have to indemnification, advancement of expenses, or coverage under any directors’ and officers’ liability insurance policies, whether arising before or after the effective date of this resignation.

Sincerely,

/s/ Lou Schwartz
Lou Schwartz

5

Exhibit B

ADVISOR AGREEMENT

This Advisor Agreement (the “Agreement”) is entered into between GameSquare Holdings, Inc. (“Company”) and Schwartz & Associates, PC, acting through its Managing Member, Lou Schwartz (“Advisor”) as of January 1, 2026 (“Effective Date”). Company and Advisor agree as follows:

Services. During the Term, Advisor, through its managing member, Lou Schwartz, will provide business services to the Company in the nature of advice and strategy regarding corporate development and financing transactions. If requested, Advisor may, at his discretion, introduce the Company to potential business partners and prospects. Advisor will provide the equipment necessary for Advisor to render services hereunder, and Advisor will be solely responsible for payment of all taxes and other mandatory payments in connection with any amounts received hereunder.

Consideration. Advisor will be eligible to receive bonus payments, in amounts to be determined in Company’s sole discretion, based upon Company’s evaluation of Advisor’s and Company’s performance. Such amounts may be paid in cash and/or equity, at Company’s discretion.

Ownership. Company owns, and Advisor hereby assigns to Company, all works of authorship, technology, intellectual property and related rights throughout the world that arise in whole or part out of, or in connection with, the Services or any Proprietary Information (“Works”). Advisor agrees, upon Company’s request, to execute and deliver to Company any documents deemed necessary by Company to perfect its rights in the Works.

Proprietary Information. Advisor agrees that all Works and other business, technical, trade secret and financial information (including, without limitation, the identity of and information relating to Company’s customers or employees) Advisor obtains from or assigns to Company, or learns in connection with the Services, constitute “Proprietary Information.” Advisor will hold in confidence and not disclose or, except as is necessary to perform the Services, use any Proprietary Information. However, Advisor will not be so obligated with respect to information that (i) Advisor can document is in or enters the public domain through no fault of Advisor, or (ii) that Advisor knew without restriction prior to its disclosure by Company. Advisor acknowledges that in rendering the Services to Company and its subsidiaries, Advisor may become aware of material non-public information concerning the Company and that Advisor will not directly or indirectly buy or sell securities of Company while in possession of such information. Upon termination or as otherwise requested by Company, Advisor will promptly return to Company all items and copies containing or embodying Proprietary Information.

Solicitation, Non-disparagement. Advisor agrees that during the term of this Agreement and for one year thereafter, Advisor will not encourage or solicit any employee or consultant of Company to leave Company for any reason, and Advisor will not at any time during or after the Term of this Agreement, in any way disparage the Company, its affiliates or their officers, directors, employees, products or services.

Term & Termination. The Term of this Agreement will commence on January 1, 2026, and continue until July 31, 2026.

Relationship of the Parties; Promotional Rights. Notwithstanding any provision hereof, for all purposes of this Agreement, each party will be and act as an independent contractor and not as a partner, joint venturer, agent or employee of the other and will not bind nor attempt to bind the other to any contract. Advisor will not be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Company may use and authorize the use of Advisor’s name, likeness and biographical information in promotional materials, websites and the like.

6

No Conflicts. Advisor represents and warrants that neither this Agreement nor the performance thereof will conflict with or violate any obligation of Advisor or right of any third party. In providing the Services, Advisor will at all times comply with applicable law.

Miscellaneous. This Agreement and the Services performed hereunder are personal to Advisor and Advisor will not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so will be void. Company will be free to transfer any of its rights under this Agreement to a third party. Any breach of Sections 3, 4 or 5 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. This is the entire agreement between the parties with respect to the subject matter hereof and no changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. This Agreement is governed by and construed in accordance with the laws of the State of Texas without regard to the conflicts of law provisions thereof and the venue for any action arising out of this Agreement shall be the courts located in Dallas, Texas. Any notice will be given in writing by first class mail, electronic mail or overnight courier and addressed to the party to be notified at the address below, or at such other address, or e-mail address as the party may designate by 10 days’ advance written notice to the other party.

The undersigned have executed this Advisor Agreement as of the Effective Date.

GameSquare Holdings, Inc.		Schwartz & Associates, PC

By:	/s John Wilk	/s/ Lous Schwartz
Name:	John Wilk	Name:	Lou Schwartz
Title:	General Counsel	Title:	Managing Member

6775 Cowboys Way, Suite 1335		510 Valley Road, NW
Frisco, TX 75035		Atlanta, GA 30305

7

Exhibit C

John Wilk

General Counsel

jwilk@gamesquare.com

December 29, 2025

VIA EMAIL

Lou Schwartz

510 Valley Road

Atlanta, GA 30305

Re: Notice of Non-Renewal of Employment Agreement

Dear Lou,

Reference is made to the Employment Agreement between you and GameSquare Holdings dated May 1, 2023 (the “Employment Agreement”). Please accept this letter as notice on behalf of GameSquare Holdings pursuant to Section 2.1 of the Agreement, that at the end of its current Renewal Term on April 30, 2026, the Employment Agreement will not renew or further extend and, instead, will expire on April 30, 2026.

Please sign below to acknowledge that electronic delivery to you of this letter shall be deemed and accepted by you as valid notice to you under Section 7.6 of the Employment Agreement, in lieu of the methods of notice delivery set forth therein (hand delivery, overnight courier, facsimile).

Sincerely,

GameSquare Holdings, Inc.

By:	/s/ John Wilk
John Wilk
General Counsel

Accepted and Agreed:

By:	/s/ Lou Schwartz
Lou Schwartz

8